Exhibit 99.2

October 25, 2012 Third Quarter Results

Forward Looking Statements This conference call may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Holdings, Inc. and its subsidiaries (“Rockwood”). Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. "Forward-looking statements" consist of all non-historical information, including the statements referring to the prospects and future performance of Rockwood. Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the "Risk Factors" described in Rockwood’s periodic reports filed with the Securities and Exchange Commission. Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Where to Find Materials/Archives A replay of the conference call will be available through November 8th, 2012 at (800) 475-6701 in the U.S., access code: 266579, and internationally at (320) 365-3844, access code: 266579. The webcast and the materials will also be archived on our website at www.rocksp.com and are accessible by clicking on “Company News.”

Agenda Third Quarter Highlights Financial Summary Summary Appendices Note: All ’12 and ’11 data, other than as noted, are for continuing operations only.

Third Quarter Highlights

Third Quarter Highlights Net sales of $862.8mm - Down 8.3% (on a constant-currency basis down 0.5%) versus prior year primarily from the negative impact of currency changes and lower volumes, partially offset by higher selling prices across all segments. Adjusted EBITDA(a) of $181.9mm - Down 19.8% (on a constant currency basis down 13.3%) versus prior year primarily due to lower volumes and higher raw material costs, primarily TiO2 Pigments, partially offset by higher selling prices across all segments (Adjusted EBITDA margin of 21.1%). Adjusted EPS(a) of $0.94 - Decrease versus prior year for reasons discussed above, offset by lower interest expense and a lower tax rate. Net Debt/LTM Adj. EBITDA at 1.81x - Rockwood issued $1.25 billion in unsecured senior notes at an attractive rate of 4.625%. We used $250 million of these funds to repay a portion of our existing debt in October, and expect to use the remainder to finance the Talison acquisition and other corporate activities. Acquisition - In August 2012, we entered into a definitive agreement with Talison Lithium Limited to acquire all of their outstanding shares for approximately $736 million. a) Non-GAAP measure; see reconciliation in the appendix.

Third Quarter and Year-to-Date Summary Third Quarter Year-to-Date % Change % Change ($M) , except EPS Q3 2012 Q3 2011 Total Constant Currency (b) YTD 2012 YTD 2011 Total Constant Currency (b) Continuing Operations: Net Sales 862.8 940.9 (8.3%) (0.5%) 2,677.9 2,854.9 (6.2%) (0.0%) Adjusted EBITDA (a) 181.9 226.9 (19.8%) (13.3%) 637.9 667.1 (4.4%) 1.9% Adj. EBITDA Margin 21.1% 24.1% (3.0 ppt) 23.8% 23.4% 0.4 ppt Net Income - as reported 61.6 75.9 (18.8%) 362.3 228.1 58.8% EPS (Diluted) - as reported (c) 0.77 0.95 (18.9%) 4.53 2.85 58.9% Net Income - as adjusted (d) 75.3 84.7 (11.1%) 273.0 248.5 9.9% EPS (Diluted) - as adjusted (d) 0.94 1.06 (11.3%) 3.42 3.11 10.0% (a) A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. (b) Based on constant currencies. See Appendices. (c) (d) A reconciliation of Net Income / EPS as reported to Net Income / EPS as adjusted is provided. See Appendices. For the third quarter, Yr 2012 based on share count of 79,963; Yr 2011 based on share count of 80,030. For year-to-date, Yr 2012 based on share count of 79,914; Yr 2011 based on share count of 79,907.

Results By Segment – Third Quarter Net Sales Adj. EBITDA (a) % Change % Change ($M) Q3 2012 Q3 2011 Total Constant Currency (b) Q3 2012 % Sales Q3 2011 % Sales Total Constant Currency (b) Lithium 116.0 114.3 1.5% 6.6% 45.4 39.1% 42.7 37.4% 6.3% 10.8% Surface Treatment 175.3 185.8 (5.7%) 1.7% 37.9 21.6% 37.9 20.4% 0.0% 6.9% Performance Additives 178.1 200.7 (11.3%) (8.4%) 29.9 16.8% 36.5 18.2% (18.1%) (14.8%) Titanium Dioxide Pigments 229.6 252.6 (9.1%) 2.4% 27.6 12.0% 74.9 29.7% (63.2%) (58.3%) Advanced Ceramics 130.3 146.2 (10.9%) (0.8%) 42.1 32.3% 47.5 32.5% (11.4%) (0.6%) Corporate and Other 33.5 41.3 (18.9%) (8.5%) (1.0) (12.6) 92.1% 95.2% Total Rockwood $862.8 $940.9 (8.3%) (0.5%) $181.9 21.1% $226.9 24.1% (19.8%) (13.3%) (a) A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. (b) Based on constant currencies. See Appendices.

Results By Segment – Year-to-Date Net Sales Adj. EBITDA (a) % Change % Change ($M) YTD 2012 YTD 2011 Total Constant Currency (b) YTD 2012 % Sales YTD 2011 % Sales Total Constant Currency (b) Lithium 355.3 351.9 1.0% 5.0% 137.9 38.8% 129.9 36.9% 6.2% 9.9% Surface Treatment 547.7 562.5 (2.6%) 3.9% 116.6 21.3% 115.0 20.4% 1.4% 7.3% Performance Additives 580.1 614.7 (5.6%) (3.2%) 107.0 18.4% 117.4 19.1% (8.9%) (6.2%) Titanium Dioxide Pigments 666.4 735.4 (9.4%) (0.6%) 158.0 23.7% 193.1 26.3% (18.2%) (11.2%) Advanced Ceramics 417.7 455.3 (8.3%) (0.4%) 136.1 32.6% 146.4 32.2% (7.0%) 1.6% Corporate and Other 110.7 135.1 (18.1%) (10.3%) (17.7) (34.7) 49.0% 52.7% Total Rockwood - continuing operations $2,677.9 $2,854.9 (6.2%) (0.0%) $637.9 23.8% $667.1 23.4% (4.4%) 1.9% Discontinued Operations - AlphaGary 3.9 (100.0%) (100.0%) 0.2 5.1% (100.0%) (100.0%) Total Rockwood $2,677.9 $2,858.8 (6.3%) (0.2%) $637.9 23.8% $667.3 23.3% (4.4%) 1.9% (a) A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. (b) Based on constant currencies. See Appendices.

Lithium Third Quarter Net sales increased 1.5% from higher selling prices, but were negatively impacted by lower volumes of lithium carbonate (technical grade) and the impact of currency changes. Adjusted EBITDA increased 6.3% from higher net sales, partially offset by the negative impact of currency changes, higher research and development costs and higher raw material costs. A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. Based on constant currencies. See Appendices. Net Sales Adj. EBITDA (a) % Change % Change ($M) 2012 2011 Total Constant Currency (b) 2012 2011 Total Constant Currency (b) Third Quarter 116.0 114.3 1.5% 6.6% 45.4 42.7 6.3% 10.8% Adj. EBITDA Margin 39.1% 37.4% 1.7 ppt Year-to-Date 355.3 351.9 1.0% 5.0% 137.9 129.9 6.2% 9.9% Adj. EBITDA Margin 38.8% 36.9% 1.9 ppt

Surface Treatment Third Quarter Net sales decreased 5.7% primarily due to the negative impact of currency changes. Higher selling prices in certain markets and higher volumes in the U.S. and Asia were partially offset by lower volumes in Europe. Adjusted EBITDA was positively impacted from increased selling prices, offset by the negative impact of currency changes. A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. Based on constant currencies. See Appendices. Net Sales Adj. EBITDA (a) % Change % Change ($M) 2012 2011 Total Constant Currency (b) 2012 2011 Total Constant Currency (b) Third Quarter 175.3 185.8 (5.7%) 1.7% 37.9 37.9 0.0% 6.9% Adj. EBITDA Margin 21.6% 20.4% 1.2 ppt Year-to-Date 547.7 562.5 (2.6%) 3.9% 116.6 115.0 1.4% 7.3% Adj. EBITDA Margin 21.3% 20.4% 0.9 ppt

Performance Additives Third Quarter Net sales decreased 11.3% primarily due to lower volumes in Color Pigments and Services and Clay-based Additives resulting from difficult economic conditions in Europe and a slowdown in North American oilfield drilling. In addition, net sales were negatively impacted by currency changes, partially offset by increased selling prices. Adjusted EBITDA decreased 18.1% from lower volumes. A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. Based on constant currencies. See Appendices. Net Sales Adj. EBITDA (a) % Change % Change ($M) 2012 2011 Total Constant Currency (b) 2012 2011 Total Constant Currency (b) Third Quarter 178.1 200.7 (11.3%) (8.4%) 29.9 36.5 (18.1%) (14.8%) Adj. EBITDA Margin 16.8% 18.2% (1.4) ppt Year-to-Date 580.1 614.7 (5.6%) (3.2%) 107.0 117.4 (8.9%) (6.2%) Adj. EBITDA Margin 18.4% 19.1% (0.7) ppt

Titanium Dioxide Pigments Third Quarter Net sales decreased 9.1% from the negative impact of currency changes and lower volumes, partially offset by higher selling prices. Adjusted EBITDA decreased 63.2% from lower volumes, significantly higher raw material costs, primarily slag and ilmenite, and the negative impact of currency changes. A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. Based on constant currencies. See Appendices. Net Sales Adj. EBITDA (a) % Change % Change ($M) 2012 2011 Total Constant Currency (b) 2012 2011 Total Constant Currency (b) Third Quarter 229.6 252.6 (9.1%) 2.4% 27.6 74.9 (63.2%) (58.3%) Adj. EBITDA Margin 12.0% 29.7% (17.7) ppt Year-to-Date 666.4 735.4 (9.4%) (0.6%) 158.0 193.1 (18.2%) (11.2%) Adj. EBITDA Margin 23.7% 26.3% (2.6) ppt

Advanced Ceramics Third Quarter Net sales and Adjusted EBITDA decreased 10.9% and 11.4%, respectively, primarily from the negative impact of currency changes and lower volumes in electronic and cutting tool applications, partially offset by higher volumes of medical ceramics. A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. Based on constant currencies. See Appendices. Net Sales Adj. EBITDA (a) % Change % Change ($M) 2012 2011 Total Constant Currency (b) 2012 2011 Total Constant Currency (b) Third Quarter 130.3 146.2 (10.9%) (0.8%) 42.1 47.5 (11.4%) (0.6%) Adj. EBITDA Margin 32.3% 32.5% (0.2) ppt Year-to-Date 417.7 455.3 (8.3%) (0.4%) 136.1 146.4 (7.0%) 1.6% Adj. EBITDA Margin 32.6% 32.2% 0.4 ppt

Net Sales Growth Third Quarter Year-to-Date ($M) Net Sales % Change ($M) Net Sales % Change 2012 Qtr 3 862.8 2012 YTD 2,677.9 2011 Qtr 3 940.9 2011 YTD 2,854.9 Change (78.1) (8.3%) Change (177.0) (6.2%) Due to (Approx.): Due to (Approx.): Pricing 39.0 4.1% Pricing 175.0 6.1% Currency (73.4) (7.8%) Currency (176.5) (6.2%) Volume/Mix (43.7) (4.6%) Volume/Mix (175.5) (6.1%)

Financial Summary

Income Statement - Reported

($M)	Third Quarter		Year-to-Date	
	2012	2011	2012	2011
Net sales	862.8	940.9	2,677.9	2,854.9
Gross profit	267.6	331.5	930.7	998.2
Gross Profit %	*31.0%*	*35.2%*	*34.8%*	*35.0%*
Operating Income	105.3	151.0	405.9	450.6
Operating income %	*12.2%*	*16.0%*	*15.2%*	*15.8%*
Interest expense, net [(a)]	(21.1)	(26.3)	(56.5)	(74.0)
Loss on early extinguishment/modification of debt	(0.1)	(0.1)	(12.5)	(16.6)
Foreign exchange gain (loss) on financing activities, net	0.4	(2.4)	(7.3)	1.8
Other, net	(0.2)	-	(0.1)	(0.1)
Income from continuing operations before taxes	**$84.3**	**$122.2**	**$329.5**	**$361.7**
Income tax provision (benefit)	23.3	34.4	(54.9)	101.0
Income from continuing operations	**$61.0**	**$87.8**	**$384.4**	**$260.7**
Income from discontinued operations, net of tax [(b)]	-	-	-	120.3
Net income	**$61.0**	**$87.8**	**$384.4**	**$381.0**
Net loss (income) attributable to noncontrolling interest	0.6	(11.9)	(22.1)	(32.6)
Net income attributable to Rockwood Holdings, Inc. shareholders	**$61.6**	**$75.9**	**$362.3**	**$348.4**
Amounts attributable to Rockwood Holdings, Inc. shareholders:				
Income from continuing operations	61.6	75.9	362.3	228.1
Income from discontinued operations	-	-	-	120.3
Net income	**$61.6**	**$75.9**	**$362.3**	**$348.4**
(a) Interest expense, net includes:				
Interest expense on debt, net	(16.5)	(21.2)	(48.8)	(71.3)
Mark-to-market (losses) gains on interest rate swaps	(2.3)	(3.9)	(2.5)	1.0
Deferred financing costs	(2.3)	(1.2)	(5.2)	(3.7)
Total	$(21.1)	$(26.3)	$(56.5)	$(74.0)

(b) Primarily relates to the gain on sale of the AlphaGary plastic compounding business.

Rockwood
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Reconciliation of Net Income to Adjusted EBITDA

($M)	Third Quarter 2012	Third Quarter 2011	Year-to-Date 2012	Year-to-Date 2011
Net income attributable to Rockwood Holdings, Inc. shareholders	**$61.6**	**$75.9**	**$362.3**	**$348.4**
Net (loss) income attributable to noncontrolling interest	(0.6)	11.9	22.1	32.6
Net income	**61.0**	**87.8**	**384.4**	**381.0**
Income tax provision (benefit)	23.3	34.4	(54.9)	101.0
Income from discontinued operations, net of tax [(a)]	-	-	-	(120.3)
Income from continuing operations before taxes	**84.3**	**122.2**	**329.5**	**361.7**
Interest expense, net	21.1	26.3	56.5	74.0
Depreciation and amortization	65.5	67.0	196.4	200.2
Sub-Total	**170.9**	**215.5**	**582.4**	**635.9**
Restructuring and other severance costs	6.0	4.5	23.9	9.5
Systems/organization establishment expenses	1.1	0.3	3.1	1.3
Acquisition and disposal costs	2.0	0.2	4.0	0.4
Loss on early extinguishment/modification of debt	0.1	0.1	12.5	16.6
Foreign exchange (gain) loss on financing activities, net	(0.4)	2.4	7.3	(1.8)
Other	2.2	3.9	4.7	5.2
Adjusted EBITDA from continuing operations	**181.9**	**226.9**	**637.9**	**667.1**
Discontinued Operations - AlphaGary	-	-	-	0.2
Total Adjusted EBITDA	**$181.9**	**$226.9**	**$637.9**	**$667.3**

(a) Primarily relates to the gain on sale of the AlphaGary plastic compounding business.

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Reconciliation of Net Income/EPS as Reported to Net Income/EPS as Adjusted Net Income Diluted EPS Net Income Diluted EPS Attributable to Attributable to Attributable to Attributable to Rockwood Rockwood Rockwood Rockwood Holdings, Inc. Holdings, Inc. Holdings, Inc. Holdings, Inc. Shareholders ($M) Shareholders Shareholders ($M) Shareholders Net income from continuing operations $61.6 $0.77 $362.3 $4.53 Adjustments to expenses from continuing operations: Restructuring and other severance costs 6.3 0.08 22.9 0.29 Impact of tax related items 2.9 0.04 2.9 0.04 Acquisition and disposal costs 1.6 0.02 2.8 0.03 Mark-to-market swap loss 1.0 0.01 1.1 0.02 Systems/organization establishment expenses 0.7 0.01 1.5 0.02 Loss on early extinguishment/modification of debt - - 9.0 0.11 Foreign exchange loss on financing activities, net - - 6.4 0.08 Other 1.5 0.02 3.1 0.04 Subtotal 14.0 0.18 49.7 0.63 Adjustments to income from continuing operations: Valuation allowance reversal - - (139.0) (1.74) Foreign exchange gain on financing activities, net (0.3) (0.01) - - Subtotal (0.3) (0.01) (139.0) (1.74) Total adjustments 13.7 0.17 (89.3) (1.11) As adjusted $75.3 $0.94 $273.0 $3.42 Weighted average number of diluted shares outstanding 79,963 79,914 (a) The tax effects of the adjustments are benefits of $0.7 million for the third quarter 2012 and $146.7 million for the first nine months of 2012, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances. Year-to-Date 2012 Third Quarter 2012 (a)

Tax Provision Reconciliation – Third Quarter 2012 ($M) Income from cont. ops. before taxes and noncontrolling interest Income tax provision Net loss attributable to noncontrolling interest Income from continuing operations As reported $84.3 $23.3 $0.6 $61.6 Adjustments to expenses from continuing operations: Restructuring and other severance costs 7.4 0.8 (0.3) 6.3 Impact of tax related items - (2.9) - 2.9 Acquisition and disposal costs 2.0 0.5 0.1 1.6 Mark-to-market swap loss 2.3 0.7 (0.6) 1.0 Systems/organization establishment expenses 1.1 0.4 - 0.7 Loss on early extinguishment/modification of debt 0.1 0.1 - - Other 2.2 0.5 (0.2) 1.5 Adjustments to income from continuing operations: Foreign exchange gain on financing activities, net (b) (0.4) (0.1) - (0.3) As adjusted $99.0 $23.3 $(0.4) $75.3 Third Quarter 2012 (a) The tax effects of the adjustments are based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances. (b) Foreign exchange gains / losses in the US have no tax associated with them due to the valuation allowance. Foreign exchange gains / losses outside the US have a tax provision / benefit recorded which is added back for normalization purposes. (a) (a) Effective tax rate 27.6% 23.5%

Consolidated Net Debt

($M)	December 31, 2011 as reported	December 31, 2011 Covenant [(a)]	March 31, 2012 as reported	March 31, 2012 Covenant [(a)]	June 30, 2012 as reported	June 30, 2012 Covenant [(a)]	September 30, 2012 as reported	September 30, 2012 Covenant [(a)]
Balance Sheet FX-Rate	*1.30*	*1.39*	*1.33*	*1.38*	*1.27*	*1.34*	*1.29*	*1.30*
LTM Adj EBITDA	**$862.8**	**$875.2** [(b)]	**$891.2**	**$902.9** [(b)]	**$878.6**	**$888.9** [(b)]	**$833.7**	**$855.6** [(b)]
Net Debt								
Rockwood Term Loans	845.8	845.8	1,191.5	1,191.5	1,191.5	1,191.5	1,174.1	1,174.1
TiO2 Venture Term Loans	252.7	271.5	260.2	268.7	506.7	535.6	514.4	519.5
Other Debt	65.1	64.8	71.3	69.4	68.6	68.0	62.3	58.3
Sr. Sub. Notes	524.1	-	-	-	-	-	1,250.0	-
Total Debt	**$1,687.7**	**$1,182.1**	**$1,523.0**	**$1,529.6**	**$1,766.8**	**$1,795.1**	**$3,000.8**	**$1,751.9**
Cash	(321.5)	(200.0)	(97.9)	(97.9)	(343.4)	(200.0)	(1,489.9)	(200.0)
Net Debt	**$1,366.2**	**$982.1**	**$1,425.1**	**$1,431.7**	**$1,423.4**	**$1,595.1**	**$1,510.9**	**$1,551.9**
Net Debt / LTM Adj. EBITDA	**1.58 x**		**1.60 x**		**1.62 x**		**1.81 x**	
Covenant - as calculated		**1.12 x**		**1.59 x**		**1.79 x**		**1.81 x**
- with full cash		**0.98 x**		**1.59 x**		**1.63 x**		**0.31 x**
Covenant per Credit Agreement		2.75 x		2.75 x		2.75 x		2.75 x

(a) Covenant leverage ratio calculation under senior credit agreement for Rockwood Specialties Group, Inc. is net secured debt to LTM Adjusted EBITDA and specifies maximum level of cash at $200 million and converts Euro denominated debt at average Euro-rate during LTM period.
(b) Excludes Adjusted EBITDA from certain subsidiaries and joint ventures and stock-based compensation expenses; includes proforma Adjusted EBITDA for acquired businesses.

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Net Debt / LTM Adjusted EBITDA Note: Net Debt is total debt less total cash. LTM Adjusted EBITDA is calculated as set forth in the leverage ratio under the senior secured credit agreement for Rockwood Specialties Group, Inc.

Free Cash Flow ($M) Third Quarter 2012 Year-to-Date 2012 Adjusted EBITDA $181.9 $637.9 WC Change (a) 7.7 (218.6) Cash Taxes (20.5) (49.5) Cash Interest (16.6) (54.7) Cash From Operating Activities (b) $152.5 $315.1 CAPEX (c) (71.3) (215.3) Proceeds on Sale of Assets - 1.7 Free Cash Flow $81.2 $101.5 (a) (b) Excludes $9.4 million and $23.5 million for the cash impact of adjustments made to EBITDA under the senior secured credit agreement for the third quarter and year-to-date of 2012, respectively. (c) CAPEX net of government grants received. Includes changes in accounts receivable, inventories, prepaid expenses, accounts payable, income taxes payable and accrued expenses. All figures net of the effect of foreign currency translation and impact of acquisitions and divestitures.

Appendices

Reconciliation of Net Income to Adjusted EBITDA ($M) 2012 2011 2012 2011 Net income attributable to Rockwood Holdings, Inc. shareholders $61.6 $75.9 $362.3 $348.4 Net (loss) income attributable to noncontrolling interest (0.6) 11.9 22.1 32.6 Net income 61.0 87.8 384.4 381.0 Income tax provision (benefit) 23.3 34.4 (54.9) 101.0 Income from discontinued operations, net of tax (a) - - - (120.3) Income from continuing operations before taxes 84.3 122.2 329.5 361.7 Interest expense, net 21.1 26.3 56.5 74.0 Depreciation and amortization 65.5 67.0 196.4 200.2 Restructuring and other severance costs 6.0 4.5 23.9 9.5 Systems/organization establishment expenses 1.1 0.3 3.1 1.3 Acquisition and disposal costs 2.0 0.2 4.0 0.4 Loss on early extinguishment/modification of debt 0.1 0.1 12.5 16.6 Foreign exchange (gain) loss on financing activities, net (0.4) 2.4 7.3 (1.8) Other 2.2 3.9 4.7 5.2 Adjusted EBITDA from continuing operations 181.9 226.9 637.9 667.1 Discontinued Operations - AlphaGary - - - 0.2 Total Adjusted EBITDA $181.9 $226.9 $637.9 $667.3 Year-to-Date Third Quarter (a) Primarily relates to the gain on sale of the AlphaGary plastic compounding business.

Reconciliation of Pre-Tax Income to Adjusted EBITDA – Third Quarter

($M) Third Quarter 2012	Lithium	Surface Treatment	Performance Additives	Titanium Dioxide Pigments	Advanced Ceramics	Corporate and other	Consolidated
Income (loss) - cont. ops. before taxes	**32.2**	**23.1**	**12.3**	**(0.8)**	**26.0**	**(8.5)**	**84.3**
Interest expense, net	0.7	3.0	1.2	9.9	2.8	3.5	21.1
Depreciation and amortization	11.1	7.8	14.9	17.1	12.4	2.2	65.5
Restructuring and other severance costs	1.3	2.4	1.3	-	0.9	0.1	6.0
Systems/organization establishment expenses	0.1	0.6	-	0.4	-	-	1.1
Acquisition and disposal costs	-	-	-	0.4	-	1.6	2.0
Loss on early extinguishment/modifications of debt	-	-	-	0.1	-	-	0.1
Foreign exchange loss (gain) on financing activities, net	-	1.0	-	-	(0.2)	(1.2)	(0.4)
Other	-	-	0.2	0.5	0.2	1.3	2.2
Total Adjusted EBITDA	**$45.4**	**$37.9**	**$29.9**	**$27.6**	**$42.1**	**$(1.0)**	**$181.9**

Third Quarter 2011	Lithium	Surface Treatment	Performance Additives	Titanium Dioxide Pigments	Advanced Ceramics	Corporate and other	Consolidated
Income (loss) - cont. ops. before taxes	**33.3**	**17.8**	**18.3**	**47.2**	**27.4**	**(21.8)**	**122.2**
Interest expense, net	1.9	5.2	2.2	6.1	5.2	5.7	26.3
Depreciation and amortization	10.6	8.1	14.6	18.2	13.3	2.2	67.0
Restructuring and other severance costs	0.5	2.4	1.1	-	0.4	0.1	4.5
Systems/organization establishment expenses	-	0.1	0.2	-	-	-	0.3
Acquisition and disposal costs	-	-	-	-	0.1	0.1	0.2
Loss on early extinguishment/modifications of debt	0.1	-	-	-	-	-	0.1
Foreign exchange (gain) loss on financing activities, net	(3.7)	4.2	0.2	-	1.0	0.7	2.4
Other	-	0.1	(0.1)	3.4	0.1	0.4	3.9
Total Adjusted EBITDA	**$42.7**	**$37.9**	**$36.5**	**$74.9**	**$47.5**	**$(12.6)**	**$226.9**

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Reconciliation of Pre-Tax Income to Adjusted EBITDA – Year-to-Date

($M) Year-to-Date 2012	Lithium	Surface Treatment	Performance Additives	Titanium Dioxide Pigments	Advanced Ceramics	Discontinued Operations - AlphaGary	Corporate and other	Consolidated
Income (loss) - cont. ops. before taxes	**84.6**	**69.5**	**50.8**	**82.4**	**85.9**	-	**(43.7)**	**329.5**
Interest expense, net	2.6	11.8	5.2	15.4	11.0	-	10.5	56.5
Depreciation and amortization	32.6	23.6	44.7	51.4	37.8	-	6.3	196.4
Restructuring and other severance costs	13.4	4.4	4.9	-	1.0	-	0.2	23.9
Systems/organization establishment expenses	0.4	0.6	0.2	1.9	-	-	-	3.1
Acquisition and disposal costs	-	0.1	-	2.1	-	-	1.8	4.0
Loss on early extinguishment/modification of debt	2.2	3.0	0.9	2.8	0.7	-	2.9	12.5
Foreign exchange loss (gain) on financing activities, net	2.0	3.1	(0.1)	-	(0.5)	-	2.8	7.3
Other	0.1	0.5	0.4	2.0	0.2	-	1.5	4.7
Total Adjusted EBITDA	**$137.9**	**$116.6**	**$107.0**	**$158.0**	**$136.1**	-	**$(17.7)**	**$637.9**
Year-to-Date 2011								
Income (loss) - cont. ops. before taxes	**90.9**	**60.2**	**61.8**	**126.6**	**83.6**	-	**(61.4)**	**361.7**
Interest expense, net	6.1	16.0	6.9	9.2	16.8	-	19.0	74.0
Depreciation and amortization	30.7	25.6	43.3	53.6	40.4	-	6.6	200.2
Restructuring and other severance costs	2.4	4.6	1.9	-	0.5	-	0.1	9.5
Systems/organization establishment expenses	-	0.4	0.6	0.3	-	-	-	1.3
Acquisition and disposal costs	-	0.1	-	-	0.1		0.2	0.4
Loss on early extinguishment/modifications of debt	3.0	4.7	1.7	-	4.0	-	3.2	16.6
Foreign exchange (gain) loss on financing activities, net	(3.3)	2.8	1.2	-	0.8	-	(3.3)	(1.8)
Other	0.1	0.6	-	3.4	0.2	-	0.9	5.2
Adjusted EBITDA - continuing operations	**$129.9**	**$115.0**	**$117.4**	**$193.1**	**$146.4**	-	**$(34.7)**	**$667.1**
Discontinued Operations - AlphaGary	-	-	-	-	-	0.2	-	0.2
Total Adjusted EBITDA	**$129.9**	**$115.0**	**$117.4**	**$193.1**	**$146.4**	**$0.2**	**$(34.7)**	**$667.3**

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Constant Currency Effect on Results – Third Quarter ($M) Constant Currency basis Net Change in $ Net Change in % Net Sales Lithium 1.7 1.5 (5.8) 7.5 6.6 Surface Treatment (10.5) (5.7) (13.7) 3.2 1.7 Performance Additives (22.6) (11.3) (5.8) (16.8) (8.4) Titanium Dioxide Pigments (23.0) (9.1) (29.0) 6.0 2.4 Advanced Ceramics (15.9) (10.9) (14.8) (1.1) (0.8) Corporate and Other (7.8) (18.9) (4.3) (3.5) (8.5) Total Net Sales $(78.1) (8.3) % $(73.4) $(4.7) (0.5) % Adjusted EBITDA Lithium 2.7 6.3 (1.9) 4.6 10.8 Surface Treatment 0.0 0.0 (2.6) 2.6 6.9 Performance Additives (6.6) (18.1) (1.2) (5.4) (14.8) Titanium Dioxide Pigments (47.3) (63.2) (3.6) (43.7) (58.3) Advanced Ceramics (5.4) (11.4) (5.1) (0.3) (0.6) Corporate and Other 11.6 92.1 (0.4) 12.0 95.2 Total Adjusted EBITDA $(45.0) (19.8) % (14.8) $(30.2) (13.3) % Change: Third Quarter 2012 versus 2011 (a) The constant currency effect is the translation impact of the change in the average rate of exchange of another currency to the U.S. dollar for the applicable period as comp ared to the preceding period. The impact primarily relates to the conversion of the Euro to the U.S. dollar. Constant Currency Effect in $ Total Change in % Total Change in $ (a) (a) (a)

Constant Currency Effect on Results – Year-to-Date

($M)	Change: Year-to-Date 2012 versus 2011				
	Total Change in $	Total Change in %	Constant Currency Effect in $ (a)	Constant Currency basis Net Change in $	Constant Currency basis Net Change in %
Net Sales					
Lithium	3.4	1.0	(14.3)	17.7	5.0
Surface Treatment	(14.8)	(2.6)	(36.6)	21.8	3.9
Performance Additives	(34.6)	(5.6)	(14.9)	(19.7)	(3.2)
Titanium Dioxide Pigments	(69.0)	(9.4)	(64.4)	(4.6)	(0.6)
Advanced Ceramics	(37.6)	(8.3)	(35.8)	(1.8)	(0.4)
Corporate and Other	(24.4)	(18.1)	(10.5)	(13.9)	(10.3)
Net Sales - cont. ops.	**$(177.0)**	**(6.2) %**	**$(176.5)**	**$(0.5)**	**(0.0) %**
Discontinued Operations - AlphaGary	(3.9)	(100.0)	-	(3.9)	(100.0)
Total Net Sales	**$(180.9)**	**(6.3) %**	**$(176.5)**	**$(4.4)**	**(0.2) %**
Adjusted EBITDA					
Lithium	8.0	6.2	(4.9)	12.9	9.9
Surface Treatment	1.6	1.4	(6.8)	8.4	7.3
Performance Additives	(10.4)	(8.9)	(3.1)	(7.3)	(6.2)
Titanium Dioxide Pigments	(35.1)	(18.2)	(13.4)	(21.7)	(11.2)
Advanced Ceramics	(10.3)	(7.0)	(12.7)	2.4	1.6
Corporate and Other	17.0	49.0	(1.3)	18.3	52.7
Adjusted EBITDA - cont. ops.	**$(29.2)**	**(4.4) %**	**$(42.2)**	**$13.0**	**1.9 %**
Discontinued Operations - AlphaGary	(0.2)	(100.0)	-	(0.2)	(100.0)
Total Adjusted EBITDA	**$(29.4)**	**(4.4) %**	**$(42.2)**	**$12.8**	**1.9 %**

(a) The constant currency effect is the translation impact of the change in the average rate of exchange of another currency to the U.S. dollar for the applicable period as compared to the preceding period. The impact primarily relates to the conversion of the Euro to the U.S. dollar.

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Reconciliation of Net Income/EPS – Third Quarter and Year-to-Date 2011 Net Income Diluted EPS Net Income Diluted EPS Attributable to Attributable to Attributable to Attributable to Rockwood Rockwood Rockwood Rockwood Holdings, Inc. Holdings, Inc. Holdings, Inc. Holdings, Inc. Shareholders ($M) Shareholders Shareholders ($M) Shareholders Net income from continuing operations $75.9 $0.95 $228.1 $2.85 Adjustments to expenses from continuing operations: Restructuring and other severance costs 3.8 0.05 7.5 0.09 Mark-to-market swap loss 1.6 0.02 - - Foreign exchange loss on financing activities, net 1.2 0.01 - - Systems/organization establishment expenses 0.3 0.01 0.9 0.01 Loss on early extinguishment/modification of debt 0.1 - 13.5 0.17 Other 1.8 0.02 3.1 0.05 Subtotal 8.8 0.11 25.0 0.32 Adjustments to income from continuing operations: Foreign exchange gain on financing activities, net - - (3.0) (0.04) Mark-to-market swap gain - - (1.6) (0.02) Subtotal - - (4.6) (0.06) Total adjustments 8.8 0.11 20.4 0.26 As adjusted $84.7 $1.06 $248.5 $3.11 Weighted average number of diluted shares outstanding 80,030 79,907 Third Quarter 2011 Year-to-Date 2011 (a) The tax effects of the adjustments are benefits of $3.6 million for the third quarter 2011 and $7.9 million for the first nine months of 2011, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances. (a)

Tax Provision Reconciliation – Year-to-Date 2012 ($M) Income from cont. ops. before taxes and noncontrolling interest Income tax provision Net income attributable to noncontrolling interest Income from continuing operations As reported $329.5 $(54.9) $(22.1) $362.3 Adjustments to expenses from continuing operations: Restructuring and other severance costs 28.4 5.2 (0.3) 22.9 Impact of tax related items - (2.9) - 2.9 Acquisition and disposal costs 4.0 0.7 (0.5) 2.8 Mark-to-market swap loss 2.5 0.7 (0.7) 1.1 Systems/organization establishment expenses 2.4 0.6 (0.3) 1.5 Loss on early extinguishment/modification of debt 12.5 2.8 (0.7) 9.0 Foreign exchange loss on financing activities, net (b) 7.3 0.9 - 6.4 Other 4.7 0.9 (0.7) 3.1 Adjustments to income from continuing operations: Valuation allowance reversal - 139.0 - (139.0) As adjusted $391.3 $93.0 $(25.3) $273.0 (a) The tax effects of the adjustments are based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances. (b) Foreign exchange gains / losses in the US have no tax associated with them due to the valuation allowance. Foreign exchange gains / losses outside the US have a tax provision / benefit recorded which is added back for normalization purposes. Year-to-Date 2012 (a) Effective tax rate (16.7)% 23.8%

Tax Provision Reconciliation – Third Quarter and Year-to-Date 2011

($M)	Third Quarter 2011					Year-to-Date 2011				
	Income from cont. ops. before taxes and noncontrolling interest	Income tax provision [a]	Effective tax rate	Net (income) attributable to non-controlling interest	Income from continuing operations	Income from cont. ops. before taxes and noncontrolling interest	Income tax provision [a]	Effective tax rate	Net (income) attributable to non-controlling interest	Income from continuing operations
As reported	$122.2	$34.4	28.2%	$(11.9)	$75.9	$361.7	$101.0	27.9%	$(32.6)	$228.1
Adjustments to expenses from continuing operations:										
Restructuring and other severance costs	4.5	0.7		-	3.8	9.5	2.0		-	7.5
Mark-to-market swap loss [b]	3.9	1.2		(1.1)	1.6	-	-		-	-
Foreign exchange loss on financing activities, net [c]	2.4	1.2		-	1.2	-	-		-	-
Systems/organization establishment expenses	0.3	-		-	0.3	1.3	0.3		(0.1)	0.9
Loss on early extinguishment/modification of debt	0.1	-		-	0.1	16.6	3.1		-	13.5
Other	4.1	1.4		(0.9)	1.8	5.6	1.6		(0.9)	3.1
Adjustments to income from continuing operations:										
Foreign exchange gain on financing activities, net [c]	-	-		-	-	(1.8)	1.2		-	(3.0)
Mark-to-market swap gain [b]	-	-		-	-	(1.0)	0.3		(0.3)	(1.6)
As adjusted	$137.5	$38.9	28.3%	$(13.9)	$84.7	$391.9	$109.5	27.9%	$(33.9)	$248.5

(a) The tax effects of the adjustments are based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances.
(b) MTM gains / losses in the US have no tax associated with them due to the valuation allowance.
MTM gains / losses outside the US have a tax provision / benefit recorded which is added back for normalization purposes.
(c) Foreign exchange gains / losses in the US have no tax associated with them due to the valuation allowance.
Foreign exchange gains / losses outside the US have a tax provision / benefit recorded which is added back for normalization purposes.

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Reconciliation of Net Cash to Adjusted EBITDA Year-to-Date ($M) 2012 2011 Net cash provided by operating activities - continuing operations $291.6 $366.7 Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions 191.9 133.3 Current portion of income tax provision 70.1 79.7 Interest expense, net, excluding amortization of deferred financing costs and unrealized losses/gains on derivatives 48.8 71.3 Acquisition-related expenses Restructuring and other severance costs 23.9 9.5 Systems/organization establishment expenses 3.1 1.3 Acquisition and disposal costs 4.0 0.4 Bad debt provision (0.2) - Other 4.7 4.9 Adjusted EBITDA - continuing operations $637.9 $667.1 Discontinued Operations - AlphaGary - 0.2 Total Adjusted EBITDA $637.9 $667.3

Reconciliation of Net Cash to Free Cash Flow 2012 ($M) Third Quarter Year-to-Date Net cash provided by operating activities - continuing operations $143.1 $291.6 Capital expenditures, net of government grants received (71.3) (215.3) Restructuring charges 4.8 12.8 Excess tax benefits from stock-based payment arrangements - 1.4 Other (a) 4.6 11.0 Free Cash Flow $81.2 $101.5 (a) Represents the cash impact of adjustments made to EBITDA under the senior secured credit agreement.